Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 12, 2006, relating to the financial statements and financial statement schedule of The Pantry, and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of The Pantry, Inc. for the year ended September 28, 2006.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

May 7, 2007